                                                                    EXHIBIT 99.a

               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

     AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC., a Maryland corporation, having its principal office at 300 East Lombard Street, Baltimore,  Maryland and having The Corporation  Trust  Incorporated as its resident agent located at 300
East Lombard Street, Baltimore,  Maryland (the "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation  desires to amend and restate its charter (the "Charter")
currently in effect and as hereinafter amended.

SECOND:  The  following  provisions  are all of the  provisions  of the  Charter currently in effect and as hereinafter amended and restated:

                                     * * * *

     FIRST: The name of the corporation is:

          "AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC."

     SECOND: The purposes for which the corporation is formed are:

          1. to carry on the business of an investment company; and

          2. to engage in any or all lawful business for which  corporations may be organized under the Maryland  General  Corporation Law except insofar as such business may be limited by the Investment  Company Act of 1940 as from time to time amended,  or by any other law of the United States  regulating investment companies,  or by limitations imposed by the laws of the several states wherein the corporation offers its shares.

     THIRD:  The name of the resident agent of the  corporation in this state is
The Corporation Trust Incorporated, a corporation of this state, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202. The
current  address  of the  principal  office of the  corporation  in the State of
Maryland is c/o The  Corporation  Trust  Incorporated,  300 East Lombard Street,
Baltimore, Maryland 21202.

     FOURTH:

          1. The total  number of shares of stock  which the  corporation  shall have authority to issue is Three Billion  (3,000,000,000) shares of capital stock  with a par  value of  $0.01  each,  and an  aggregate  par  value of
     $30,000,000.  All of such shares  shall  initially be  classified  into the following series of shares and classes of such series:

Series Name                                          Class
---------------------------------------------------------------------------
LIVESTRONG 2015 Portfolio                            Investor
                                                     Advisor
                                                     R
                                                     Institutional

LIVESTRONG 2025 Portfolio                            Investor
                                                     Advisor
                                                     R
                                                     Institutional

LIVESTRONG 2035 Portfolio                            Investor
                                                     Advisor
                                                     R
                                                     Institutional

LIVESTRONG 2045 Portfolio                            Investor
                                                     Advisor
                                                     R
                                                     Institutional

LIVESTRONG Income Portfolio                          Investor
                                                     Advisor
                                                     R
                                                     Institutional

One Choice Portfolio: Very Conservative              Investor
One Choice Portfolio: Conservative                   Investor
One Choice Portfolio: Moderate                       Investor
One Choice Portfolio: Aggressive                     Investor
One Choice Portfolio: Very Aggressive                Investor

Each class of each such series shall  consist,  until  further  changed,  of the lesser of (x)  3,000,000,000  shares or (y) the  number of shares  that could be issued  by  issuing  all of the  shares of any  series  currently  or  hereafter classified less the total number of shares then issued and outstanding in all of such series.  The Board of Directors  shall have the power and  authority (i) to divide or classify  (and  reclassify)  any unissued  shares of common stock into such  classes  and/or  series  as the Board of  Directors  may from time to time determine,  (ii) to fix the  number of  shares  of stock in each  such  class or series, (iii) to increase or decrease the aggregate number of shares of stock of the  corporation  or the number of shares of stock of any such  series or class, and (iv) to set or change the  preferences,  conversion or other rights,  voting powers, restrictions,  limitations as to dividends,  qualifications, or terms or conditions  of  redemption  thereof  that are not  stated in these  Articles  of
Incorporation.

     2. The following is a description of the preferences,  conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or  conditions of  redemption  and  conversion of the shares of common stock  classified as a Series and any  additional  series of common stock of the corporation (unless provided otherwise by the Board of Directors with respect to any such additional series at the time it is established and designated):

          (a)  VOTING.  Holders of shares of stock of the  corporation  shall be entitled  to one vote for each dollar of net asset value per share for each share of stock held on the  applicable  record  date,  irrespective  of the class or series;  provided,  however,  that (1) matters  affecting only one class or series  shall be voted upon only by that class or series,  and (2)
     where  required by the  Investment  Company Act of 1940 or the  regulations adopted  thereunder or any other  applicable law,  certain matters shall be voted on separately  by each class or series of shares  affected and not be all classes unless otherwise required by law.

          (b) ASSETS  BELONGING TO A CLASS OR SERIES.  All payments  received by the  corporation  for the  sale of stock of each  class or  series  and the investment and  reinvestment  thereof and the income,  earnings and profits thereon shall belong to the class or series of shares with respect to which such  payments  were  received,  and  are  herein  referred  to as  "assets belonging  to" such  class or  series.  Any  assets  which are not  readily identifiable  as  belonging  to any  particular  class or  series  shall be allocated  to any one or more of any class or series in such  manner as the
     Board of Directors in its sole discretion deems fair and equitable.

          (c)  LIABILITIES  OF A CLASS OR SERIES.  The assets  belonging to each class or series shall be charged with the liabilities of the corporation in respect of that class or series, and are herein referred to as "liabilities belonging to" such class or series.  Any liability of the corporation  that is not readily  identifiable  as a liability  belonging  to any  particular class or  series  shall be  allocated  to and  among any one or more of any class or  series  in such  manner  as the  Board of  Directors  in its sole discretion deems fair and equitable.

          (d) DIVIDENDS AND DISTRIBUTIONS. The holders of the outstanding shares of each  class or  series  of  capital  stock of the  corporation  shall be entitled to receive dividends from ordinary income and  distributions  from capital  gains of the  assets  belonging  to such  class or  series in such amounts,  if any, and payable in such manner, as the Board of Directors may from time to time determine. To the extent permitted by law, such dividends and  distributions  may be declared and paid by means of a formula or other method determined at meetings held less frequently than the declaration and payment of such dividends and distributions.

          (e)  LIQUIDATION.  To the extent permitted by law, the corporation may dissolve  itself or any class or series  thereof  by action of the Board of
     Directors  without  action  by  any  stockholders.  In  the  event  of  the liquidation  or  dissolution  of the  corporation or of any class or series thereof,  stockholders of each class or series shall be entitled to receive the assets  belonging to such class or series to be distributed  among them in proportion to the number of shares of such class or series held by them.
     In the event that there are any general assets  available for  distribution that have not been  allocated by the Board of  Directors to any  particular class or series of capital  stock,  such assets will be  distributed to the holders of stock of all classes and series of capital  stock in  proportion to the asset values of the respective classes and series of capital stock.

          (f) REDEMPTION BY SHAREHOLDERS.  Each holder of any class or series of common stock of the corporation,  upon proper documentation and the payment of all taxes in connection therewith, may require the corporation to redeem or repurchase such stock at the net asset value thereof,  less a redemption fee, sales charge, or charge or discount,  if any,  determined by the Board of Directors in its sole  discretion.  Payment  shall be made in cash or in kind as determined by the corporation.  Notwithstanding the foregoing,  the corporation  may postpone  payment of the redemption  price and may suspend the right of  holders  of shares  of any  class or  series to  require  the corporation  to redeem  shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company
     Act of 1940.

          (g) REDEMPTION BY CORPORATION. The corporation may cause the shares of any class or series owned by any  shareholder  to be redeemed in cash or in kind under such terms and  conditions as from time to time are fixed by the
     Board of Directors for such class or series.

          (h) CONVERSION OR EXCHANGE RIGHTS.  Each holder of any class or series of common stock of the corporation may, upon proper  documentation  and the
     payment  of  all  taxes  in  connection   therewith,   convert  the  shares
     represented  thereby  into  shares  of common  stock of any other  class or series of the  corporation on the basis of their relative net asset values, less a conversion charge or discount, if any, as determined by the Board of
     Directors,  PROVIDED,  HOWEVER,  that the Board of  Directors  may abolish, limit or suspend such right of conversion.

          (i) AUTOMATIC CONVERSION.  Subject to compliance with the requirements of the Investment  Company Act of 1940 and without any vote or other action by the  shareholders,  (A) the shares of each class of common  stock of the
     "LIVESTRONG 2015 Portfolio" series shall automatically  convert into shares of the same  class of common  stock of the  "LIVESTRONG  Income  Portfolio"
     series on the last  business  day of the year 2018,  (B) the shares of each class of common  stock of the  "LIVESTRONG  2025  Portfolio"  series  shall automatically  convert into shares of the same class of common stock of the
     "LIVESTRONG  Income  Portfolio" series on the last business day of the year
     2028, (C) the shares of each class of common stock of the "LIVESTRONG  2035
     Portfolio" series shall automatically convert into shares of the same class of common stock of the  "LIVESTRONG  Income  Portfolio"  series on the last business day of the year 2038, (D) the shares of each class of common stock of the "LIVESTRONG 2045 Portfolio" series shall automatically  convert into shares  of the  same  class  of  common  stock  of the  "LIVESTRONG  Income
     Portfolio"  series on the last  business day of the year 2048,  and (E) the shares of any additional class or series of common stock of the corporation
     (unless  provided  otherwise by the Board of Directors  with respect to any such  additional  class  or  series  at  the  time  it is  established  and designated)  shall  automatically  convert into shares of the same class of common stock of the "LIVESTRONG  Income  Portfolio"  series on such date as may be  designated  by the Board of  Directors  at the time  such  class or series is established and designated; PROVIDED, HOWEVER, that the shares of common stock of the  corporation  designated as the "One Choice  Portfolio:
     Very Conservative" series, the "One Choice Portfolio: Conservative" series, the "One Choice  Portfolio:  Moderate"  series,  the "One Choice Portfolio:
     Aggressive" series, and the "One Choice Portfolio:  Very Aggressive" series shall  not  be  subject  to  automatic  conversion  as  described  in  this paragraph.  Upon any  such  conversion,  (i) the  assets  belonging  to the converted  series  and  the  liabilities  of  the  converted  series  shall automatically  be exchanged  for shares of common stock of the  "LIVESTRONG
     Income  Portfolio"  series  having a net asset value equal to the aggregate net  asset  value  of the  converted  series  and (ii)  the  shares  of the
     "LIVESTRONG Income Portfolio" series shall be distributed to holders of the converted series in liquidation of such converted series; PROVIDED that, in each case,  such  conversion  shall be conducted (A) in compliance with the requirements of the Investment  Company Act of 1940, (B) in accordance with any policies and procedures established by the Board of Directors from time to time, (C) if in the best interest of  shareholders  of the series,  in a manner that will not result in taxation to the  shareholders of such series or the series  itself under the Internal  Revenue Code of 1986, as amended, and (D) as the Board of Directors,  in its sole discretion,  deems fair and equitable.  The Board of  Directors,  upon at least 30 days' prior  written notice to the shareholders, may change the date of the automatic conversion or cancel the  automatic  conversion  of all or any series of common stock, unless  provided  otherwise by the Board of  Directors  with respect to any such series at the time it is established and designated.

     3.  Unless  otherwise  prohibited  by law,  so long as the  corporation  is registered as an open-end  management  investment  company under the  Investment
Company Act of 1940, the Board of Directors  shall have the power and authority, without the approval of the holders of any  outstanding  shares,  to increase or decrease  the number of shares of capital  stock of any class or series that the corporation has the authority to issue.

     4. The Board of Directors shall have the authority, without the approval of shareholders  of any series  unless  otherwise  required by  applicable  law, to combine the assets and  liabilities  held with respect to any two or more series into assets and liabilities held with respect to a single series.

     5. The  corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares,  including,  without  limitation, the right to vote and to receive  dividends,  and wherever the words  "share" or
"shares"  are used in the  charter or Bylaws of the  corporation,  they shall be deemed to  include  fractions  of shares,  where the  context  does not  clearly indicate that only full shares are intended.

     6.  The   corporation   shall  not  be  obligated  to  issue   certificates
representing  shares of any class or series  of  capital  stock.  At the time of issue or transfer of shares without certificates,  the corporation shall provide the  shareholder  with such  information  as may be required  under the Maryland
General Corporation Law.

     FIFTH:  The number of directors of the  corporation  shall not be more than eleven,  which  number  may be  changed  in  accordance  with the  Bylaws of the corporation  but shall never be less than seven.  The names of the directors who shall act until  the  first  annual  meeting  of  stockholders  and until  their successors are elected and qualify are:

                           Thomas A. Brown
                           Andrea C. Hall, Ph.D.
                           D.D. (Del) Hock
                           Donald H. Pratt
                           Gale E. Sayers
                           James E. Stowers, Jr.
                           James E. Stowers III
                           M. Jeannine Strandjord
                           Timothy S. Webster

     SIXTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation, its directors and stockholders:

          1. The Board of Directors has exclusive  authority to make, amend, and repeal the Bylaws of the corporation.

          2. No  holder  of  shares  of stock of any  class or  series  shall be entitled as a matter of right to  subscribe  for or purchase or receive any part of any new or  additional  issue of  shares  of stock of any  class or series or of  securities  convertible  into shares of stock of any class or series,  whether now or hereafter  authorized or whether  issued for money, for a consideration other than money, or by way of dividend.

          3.  Unless a provision  of law  requires a greater  proportion  than a majority of the votes of all classes or series or of any class or series of stock entitled to be cast to take or authorize any action,  the corporation may take or  authorize  such action with the  approval of a majority of the aggregate number of the votes entitled to be cast thereon.

          4. The  corporation  reserves  the right from time to time to make any amendments  of its charter which may now or hereafter be authorized by law, including any amendment which alters the contract rights,  as expressly set forth in its charter,  of any of its outstanding  stock by  classification, reclassification or otherwise.

          5. The  corporation  is not required to hold an annual  meeting in any year in which the  election of  directors  is not required to be acted upon under the Investment Company Act of 1940.

          6. Unless a greater  number  therefor shall be specified in the Bylaws of the corporation,  the presence at any stockholders meeting, in person or by proxy, of  stockholders  entitled to cast one-third of the votes thereat
     shall  be  necessary  and   sufficient  to  constitute  a  quorum  for  the
     transaction of business at such meeting.

     SEVENTH:  No director of this  corporation  shall be personally  liable for monetary  damages to the  corporation or any  stockholder,  except to the extent that such exclusion from liability shall be limited pursuant to Section 5-418 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland or
Section 17 of the Investment Company Act of 1940.

     EIGHTH: The corporation shall indemnify to the full extent permitted by law each  person  who  has  served  at  any  time  as  director  or  officer  of the corporation, and his heirs, administrators,  successors and assigns, against any
and  all  reasonable  expenses,   including  counsel  fees,  amounts  paid  upon
judgments,  and amounts paid in  settlement  (before or after suit is commenced)
actually incurred by such person in connection with the defense or settlement of any claim,  action, suit or proceeding in which he is made a party, or which may be asserted against him, by reason of being or having been a director or officer of the  corporation.  Such  indemnification  shall be in  addition  to any other rights to which such person may be  entitled  under any law,  bylaw,  agreement, vote of stockholders, or otherwise. Notwithstanding the foregoing, no officer or director of the corporation shall be indemnified against any liability,  whether or not there is an  adjudication  of  liability,  arising  by reason of  willful misfeasance, bad faith, gross negligence, or reckless disregard of duties within the meaning of Section 17 (and the interpretations thereunder) of the Investment
Company Act of 1940.  Any  determination  to indemnify  pursuant to this Article
Ninth shall be made by "reasonable and fair means" within the meaning of Section
17  and  shall   otherwise   comply   with  the   Investment   Company  Act  and
interpretations thereunder.

     NINTH: All of the provisions of these Articles of Incorporation are subject to, and shall be effective only in compliance  with, the Investment  Company Act of 1940, all other applicable laws of the United States,  the applicable laws of the several states and the applicable  rules and  regulations of  administrative agencies having jurisdiction,  as such laws, rules and regulations may from time to time be amended.

                                     * * * *

THIRD: The number of directors of the Corporation is nine. The names of the directors are:

                           Thomas A. Brown
                           Andrea C. Hall, Ph.D.
                           D.D. (Del) Hock
                           Donald H. Pratt
                           Gale E. Sayers
                           James E. Stowers, Jr.
                           James E. Stowers III
                           M. Jeannine Strandjord
                           Timothy S. Webster

FOURTH:  The  foregoing   amendment  and  restatement  to  the  Charter  of  the
Corporation does not increase the authorized capital stock of the Corporation.

FIFTH: The foregoing amendment and restatement to the Charter of the Corporation has been  approved by a majority of the entire Board of Directors and is limited to a change  expressly  authorized by Section 2.605 to be made without action by the Corporation's stockholders.

     IN WITNESS WHEREOF, AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS,  INC. has
caused this Articles of Amendment and Restatement to be signed and  acknowledged in its name and on its  behalf  by its Vice  President  and  attested  to by its
Assistant Secretary on this 5th day of May, 2006.

                                            AMERICAN CENTURY ASSET
ATTEST:                                     ALLOCATION PORTFOLIOS, INC.

/s/ Otis H. Cowan                           /s/ Charles A. Etherington
--------------------------------            ------------------------------------
Name:  Otis H.Cowan                         Name:   Charles A. Etherington
Title:   Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice  President  of  AMERICAN  CENTURY  ASSET  ALLOCATION
PORTFOLIOS,  INC.,  who  executed on behalf of said  Corporation  the  foregoing
Articles of Amendment and Restatement to the Charter,  of which this certificate is made a part,  hereby  acknowledges,  in the  name  of and on  behalf  of said
Corporation,  the foregoing Articles of Amendment and Restatement to the Charter
to be the corporate act of said  Corporation and further  certifies that, to the best of his knowledge,  information and belief,  the matters and facts set forth therein with respect to the approval thereof are true in all material  respects, under the penalties of perjury.

Dated:  May 5, 2006
                                    /s/ Charles A. Etherington
                                    --------------------------------------------
                                    Charles A. Etherington, Vice President